Exhibit 99.d(4)(n)

AMENDMENT NO. 13

TO THE

AMENDED AND RESTATED SUB-ADVISORY CONTRACT

This Amendment No. 13 (this “Amendment”), dated as of December 9, 2025, amends the Amended and Restated Sub-Advisory Contract (the “Contract”), dated July 1, 2020, between Invesco Advisers, Inc. and OppenheimerFunds, Inc.

WHEREAS, the parties desire to amend the Contract to remove Invesco Environmental Focus Municipal Fund, a series portfolio of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), from Exhibit A to the Contract, effective February 24, 2026.

NOW, THEREFORE, the parties agree that:

1.            Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

EXHIBIT A

AIM Counselor Series Trust (Invesco Counselor Series Trust)

Invesco Discovery Fund

Invesco Discovery Large Cap Fund

Invesco Senior Floating Rate Fund

Invesco Short Term Municipal Fund

AIM Equity Funds (Invesco Equity Funds)

Invesco Main Street Fund®

Invesco Main Street All Cap Fund®

Invesco Rising Dividends Fund

AIM Growth Series (Invesco Growth Series)

Invesco Active Allocation Fund

Invesco International Diversified Fund

Invesco Main Street Mid Cap Fund®

Invesco Main Street Small Cap Fund®

Invesco Select Risk: Conservative Investor Fund

Invesco Select Risk: High Growth Investor Fund

Invesco Select Risk: Moderate Investor Fund

AIM International Mutual Funds (Invesco International Mutual Funds)

Invesco Advantage International Fund

Invesco Global Focus Fund

Invesco Global Fund

Invesco Global Opportunities Fund

Invesco International Growth Fund

Invesco International Small-Mid Company Fund

AIM Investment Funds (Invesco Investment Funds)

Invesco Core Bond Fund

Invesco Developing Markets Fund

Invesco Discovery Mid Cap Growth Fund

Invesco Emerging Markets Local Debt Fund

Invesco Global Allocation Fund

Invesco Global Strategic Income Fund

Invesco International Bond Fund

Invesco Multi-Strategy Fund

Invesco SteelPath MLP Alpha Fund

Invesco SteelPath MLP Alpha Plus Fund

Invesco SteelPath MLP Income Fund

Invesco SteelPath MLP Select 40 Fund

AIM Investment Securities Funds (Invesco Investment Securities Fund)

Invesco U.S. Government Money Portfolio

AIM Sector Funds (Invesco Sector Funds)

Invesco Comstock Select Fund

Invesco Gold & Special Minerals Fund

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)

Invesco AMT-Free Municipal Income Fund

Invesco California Municipal Fund

Invesco Limited Term California Municipal Fund

Invesco New Jersey Municipal Fund

Invesco Pennsylvania Municipal Fund

Invesco Rochester ®AMT-Free New York Municipal Fund

Invesco Rochester® New York Municipals Fund

Invesco Rochester® Municipal Opportunities Fund

Invesco Rochester® Limited Term New York Municipal Fund

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Invesco V.I. Discovery Large Cap Fund

Invesco V.I. Discovery Mid Cap Growth Fund

Invesco V.I. Global Fund

Invesco V.I. Global Strategic Income Fund

Invesco V.I. International Growth Fund

Invesco V.I. Main Street Fund®

Invesco V.I. Main Street Small Cap Fund®

Invesco V.I. U.S. Government Money Portfolio

2.	All other terms and provisions of the Contract not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Glenn Brightman
Name: Glenn Brightman
Title: Senior Vice President

OPPENHEIMERFUNDS, INC.

Sub-Adviser

By:	/s/ Melanie Ringold
Name: Melanie Ringold
Title: Senior Vice President & Secretary